                                 AMENDMENT NO. 2 TO
                       AMENDED AND RESTATED CREDIT AGREEMENT



     This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (the "2ND. AMENDMENT") is made as of February 20, 1998, by and among CASTLE & COOKE, INC., a Hawaii corporation (the "BORROWER"), the Lenders (as defined in Article I), the Co-Agents (as defined in Article I), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "AGENT") for the Lenders.

     WHEREAS, the Borrower, the Lenders, the Co-Agents and the Agent are parties to the Amended and Restated Credit Agreement dated as of May 16, 1997 (the "CREDIT AGREEMENT"), as amended pursuant to a certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of September 8, 1997, pursuant to which the Lenders have agreed to make loans to the Borrower;

     WHEREAS, the Borrower has requested that the Lenders, Co-Agents and the Agent make certain amendments to the Credit Agreement and the Lenders, Co-Agents and the Agent are willing to amend certain provisions of the Credit Agreement upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this 2nd. Amendment, the parties agree to amend the Credit Agreement as follows:

1.   DEFINITIONS.   Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2.   AMENDMENTS TO THE CREDIT AGREEMENT.     Effective as of the date first
     above written, the Credit Agreement is amended as follows:

     2.1  The following sentence is added at the end of Section 2.05(a):

          "For the purpose of calculating the Commitment Fee in accordance with the provisions of this Section 2.05(a), the applicable interest rate during each fiscal quarter shall remain fixed until redetermination based upon the Borrowing Base and Total Indebtedness as of the close of business on the last day of the preceding fiscal quarter, as shown on the relevant Borrowing Base Certificate and the Total Indebtedness Certificate submitted pursuant to Section 5.04(d), (ii) any change in the interest rate pursuant to such redetermination shall be effective as of the date fifty (50) days following the end of the preceding fiscal quarter and (iii) the interest rate shall thereafter remain fixed until redetermination in accordance with the preceding provisions of this sentence, notwithstanding any change in the ratio of Total Indebtedness to the Borrowing Base."

     2.2  The following sentence is added at the end of Section 2.05(c):



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          "For the purpose of calculating the L/C Participation Fee in accordance with the provisions of this Section 2.05(c), the applicable interest rate during each fiscal quarter shall remain fixed until redetermination based upon the Borrowing Base and Total Indebtedness as of the close of business on the last day of the preceding fiscal quarter, as shown on the relevant Borrowing Base Certificate and the Total Indebtedness Certificate submitted pursuant to Section 5.04(d),
          (ii) any change in the interest rate pursuant to such redetermination shall be effective as of the date fifty (50) days following the end of the preceding fiscal quarter and (iii) the interest rate shall thereafter remain fixed until redetermination in accordance with the preceding provisions of this sentence, notwithstanding any change in the ratio of Total Indebtedness to the Borrowing Base."

     2.3  The following clause is deleted from Section 2.06(b):

          "It is expressly agreed that the applicable interest rate margin over the Adjusted LIBO Rate set forth above shall remain fixed during each fiscal quarter, notwithstanding any decrease in the ratio of Total Indebtedness to the Borrowing Base during such fiscal quarter, subject only to the following exceptions:"

          and replaced by the following clause:

          "It is expressly agreed that during each fiscal quarter, (i) the applicable interest rate margin over the Adjusted LIBO Rate set forth above shall remain fixed until redetermination based upon the Borrowing Base and Total Indebtedness as of the close of business on the last day of the preceding fiscal quarter, as shown on the relevant Borrowing Base Certificate and the Total Indebtedness Certificate submitted pursuant to Section 5.04(d), (ii) any change in the interest rate margin pursuant to such redetermination shall be effective as of the date fifty (50) days following the end of the preceding fiscal quarter and (iii) the interest rate margin shall thereafter remain fixed until redetermination in accordance with the preceding provisions of this sentence, notwithstanding any change in the ratio of Total Indebtedness to the Borrowing Base, subject only to the following exceptions:"

     3.   RATIFICATION AND CONFIRMATION.     As hereby amended, the Credit
          Agreement and the other Loan Documents are ratified and confirmed in all respects.

     4. COUNTERPARTS. This 2nd. Amendment may be executed in one or more counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument.

                                  [SIGNATURE PAGE FOLLOWS]


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          In WITNESS WHEREOF, the parties hereto have caused this 2nd. Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                        CASTLE & COOKE, INC.



                                        By: /s/ EDWARD C. ROOHAN
                                            ----------------------------------
                                        Name: Edward C. Roohan
                                        Title: Vice President and
                                               Chief Financial Officer


                                        By: /s/ DEAN R. ESTRADA
                                            ----------------------------------
                                        Name: Dean R. Estrada
                                        Title: Assistant Treasurer


                                        THE CHASE MANHATTAN BANK
                                        (formerly known as Chemical Bank)



                                        By: /s/ MARC E. COSTANTINO
                                            ----------------------------------
                                        Name: Marc E. Costantino
                                        Title: Vice President


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION



                                        By: /s/ D. SCOTT LEE
                                            ----------------------------------
                                        Name: D. Scott Lee
                                        Title: Vice President


                                        THE BANK OF NOVA SCOTIA, SAN FRANCISCO
                                        AGENCY



                                        By:  /s/ BRUCE GANONG
                                            ----------------------------------
                                        Name: Bruce Ganong
                                        Title: Relationship Manager

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                                        WELLS FARGO BANK, NATIONAL ASSOCIATION




                                        By: /s/ JEFF JOHNSON
                                            ----------------------------------
                                        Name: Jeff Johnson
                                        Title: Asst. Vice President


                                        BANK OF HAWAII




                                        By: /s/ SAL G. PAGLIARO
                                            ----------------------------------
                                        Name: Sal G. Pagliaro
                                        Title: Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO




                                        By: /s/ GREGORY A. GILBERT
                                            ----------------------------------
                                        Name: Gregory A. Gilbert
                                        Title: Vice President


                                        SOCIETE GENERALE




                                        By: /s/ J. STALEY STEWART
                                            ----------------------------------
                                        Name: J. Staley Stewart
                                        Title: Vice President



                                        BANKBOSTON, N.A.


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                                        By: /s/ ALICIA SZENDIUCH
                                            ----------------------------------
                                        Name: Alicia Szendiuch
                                        Title: Director


                                        BANKERS TRUST COMPANY



                                        By: /s/ STEVEN P. LEPHAM
                                            ----------------------------------
                                        Name: Steven P. Lepham
                                        Title: Vice President